UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

The terms of YRC Worldwide Inc.’s (the “Company”) previously disclosed debt-for-equity exchange completed on December 31, 2009 (the “Exchange”) required that up to eight of the Company’s nine current directors resign. Accordingly, Michael T. Byrnes, Cassandra C. Carr, Howard M. Dean, Dennis E. Foster, Phillip J. Meek, Mark A. Schulz and William L. Trubeck will resign from the Board effective May 11, 2010, with an eighth director (Carl. W. Vogt) to resign at a later date in connection with the International Brotherhood of Teamster’s (the “Teamsters”) nomination of a single director pursuant to the Amended and Restated Memorandum of Understanding on the Job Security Plan dated July 9, 2009 between the Teamsters and certain of the Company’s subsidiaries.

Election of Directors

Effective May 11, 2010, the Board of Directors of the Company (the “Board”) have elected Marnie S. Gordon, Beverly K. Goulet, Mark E. Holliday, John A. Lamar, Eugene I. Davis, Dennis E. Foster and William L. Trubeck to fill the vacancies left by the resigning directors. Pursuant to the terms of the Exchange, Ms. Gordon, Ms. Goulet and Messrs. Holliday and Lamar were selected by the Board from a group of six potential nominees put forth by a subcommittee comprised of some of the largest holders of the Company’s old notes tendered in the Exchange (the “Noteholder Subcommittee”). Furthermore, Messrs. Davis, Foster and Trubeck were selected by the Board in consultation with the Noteholder Subcommittee, all of whom have been approved by the Noteholder Subcommittee. Each of Messrs. Foster and Trubeck are current directors of the Company who are being re-elected to the Board. The background of the new directors is set forth in a Schedule 14F-1 that the Company filed with the Securities and Exchange Commission and mailed to its stockholders on April 30, 2010.

Ms. Gordon, Ms. Goulet and Messrs. Davis, Holliday, Lamar will participate in (and Messrs. Foster and Trubeck will continue to participate in) the Company’s Director Compensation Plan (the “Director Plan”), a copy of which was previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and is incorporated herein by reference. Pursuant to the Director Plan, Ms. Gordon, Ms. Goulet and Messrs. Davis, Holliday, Lamar will receive:

(i)	an annual retainer of $45,000, which will be pro-rated and paid in cash for the whole or partial months of service prior to the Company’s 2010 annual meeting of stockholders; this annual retainer has been reduced by 10% from 50,000 in conjunction with the 10% reduction in employee wages and salaries in January 2009;

(ii)	an annual grant of restricted share units valued at $77,500 (using the reported closing price of the Company’s common stock on the NASDAQ Stock Market on the date of grant) to be granted on the date of the first Board meeting following the Company’s 2010 annual meeting of stockholders; the restricted share units will vest in one-third increments on each of the first, second and third anniversaries of the grant date and will be evidenced by the Company’s standard form of director share unit agreement, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 25, 2005 and is incorporated herein by reference; and

(iii)	cash fees for each Board and Board committee meeting that they attend.

The Company and each of the new directors also will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 15, 2007 and is incorporated herein by reference.

The Board has not yet determined the committees of the Board to which the new directors will be named.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2010, the Company filed a Certificate of Elimination with the Secretary of State of Delaware to eliminate the designation of 4,350,000 shares of the Company’s Class A Convertible Preferred Stock, none of which was outstanding at the time of filing, and to return such shares to the status of undesignated shares of preferred stock of the Company. The description of the Certificate of Elimination is qualified in its entirety by reference to the full text of the Certificate of Elimination which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Elimination of Class A Convertible Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: April 30, 2010	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Elimination of Class A Convertible Preferred Stock.

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